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                                 THE CRANE FUND
                            100 FIRST STAMFORD PLACE
                               STAMFORD, CT 06902
                                 (203) 363-7300


                                                      October 19, 1999

The Rugby Group PLC
Crown House
Rugby
CV212DT
England

     Re:  Huttig Board Representation

Gentlemen:

     Reference is made to the Share Exchange Agreement of even date herewith among you, Crane and Huttig (the "Exchange Agreement") and the Registration Rights Agreement between you and Huttig to be entered into pursuant to the Exchange Agreement (the "Registration Rights Agreement"). Capitalized terms used but not defined in this letter shall have the meanings ascribed thereto in the Registration Rights Agreement.

     We acknowledge that our delivery of this letter is a material inducement to your entering into the Exchange Agreement. By executing this letter, we acknowledge that the nine member Board of Directors of Huttig that will exist on the date of the closing of the transactions contemplated by the Exchange Agreement will include three members designated by you, and that it is intended that during such time as the Registrable Securities Beneficially Owned by you and your Affiliates constitute at least 30%, 20% or 10%, respectively, of the then outstanding common stock of Huttig, you shall be entitled to designate for nomination by the Board of Directors of Huttig three, two and one director(s), repsectively, and to designate a successor in the case of any vacancy resulting from the death, resignation or removal of any such designee prior to the expiration of his or her term.

     During the Standstill Period, the Crane Fund shall (i) vote, at any annual or special meeting of the stockholders of Huttig, all shares of common stock of Huttig (and any other securities issued by Huttig that have the right to vote in the election of directors of Huttig) owned by it for the nominees designated by you as provided above and (ii) be present, in person or by proxy, at all meeting of stockholders of Huttig so that all voting securities beneficially owned by the Crane Fund may be counted for the purpose of determining the presence of a quorum at such meetings.

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              The undersigned intends to be legally bound hereby.

                                            Sincerely,

                                            THE CRANE FUND

                                            By: /s/ Augustus I. duPont
                                               -------------------------------
                                               Trustee
Receipt of this letter is
acknowledged by The Rugby Group PLC.

THE RUGBY GROUP PLC

By: D. A. Harding
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Title: Group Finance Director
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Date: Oct. 19, 1999
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